                                                                     EXHIBIT 3.4

STATE OF LOUISIANA

PARISH OF CALCASIEU



                            ARTICLES OF ORGANIZATION
                                       OF
                             LOUISIANA UNWIRED, LLC

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the State and Parish as set forth below, personally came and appeared Cameron Communications Corporation, through its authorized representative, Thomas G. Henning, and US Unwired Inc., through its duly authorized representative, Robert Piper, who declared as follows:

                                   ARTICLE I

                                      Name

      The parties hereto form a Limited Liability Company under the laws of the state of Louisiana the name of which shall be Louisiana Unwired, LLC.

                                   ARTICLE II

                                    Purpose

      The purpose of the Company is to acquire and hold Federal Communications Commission ("FCC") licenses for personal communication services and other FCC licenses and contract with the Members to build out any networks necessary to engage in the personal communications service business and to operate said system, to engage in any other telecommunications business and to engage in any lawful activity for which limited liability companies may be formed under Chapter 22 of Title 12 of the Revised Statutes of the State of Louisiana, known as the Limited Liability Company Law of Louisiana.

                                  ARTICLE III

                                   Management

      The business of the company shall be conducted under the management of its voting members acting as the Board of Members each voting according to their percentage of equity ownership. Persons or entities dealing with the LLC may rely upon a certificate of the following certifying officials, William L. Henning, Jr., John A. Henning, Thomas G. Henning or Robert Piper to establish the membership of any member, the authenticity of any records of the LLC or the authority of any person to act on behalf of the Company as an agent or manager.

  THUS DONE AND SIGNED by Cameron Communications Corporation and US Unwired Inc. at Lake Charles, Calcasieu Parish, Louisiana, on this 8th day of January, 1998 in the presence of the undersigned competent witnesses and me, Notary Public after due reading of the whole.

WITNESSES:                          CAMERON COMMUNICATIONS
                                    CORPORATION


/s/ Sheila King                     /s/ THOMAS G. HENNING
------------------------            ---------------------------
Sheila King                         BY:    THOMAS G. HENNING
                                    TITLE: VICE PRESIDENT
/s/ Amy Durkin
------------------------
Amy Durkin                          US UNWIRED INC.


                                    /s/ ROBERT PIPER
                                    ---------------------------
                                    BY:    ROBERT PIPER
                                    TITLE: PRESIDENT


                              /s/ Marty J. Meche
                             ---------------------
                                 NOTARY PUBLIC